UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No. 1)
________________________________________________
Filed by the Registrant    ☒    Filed by a Party other than the Registrant    ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2
ORIGIN MATERIALS, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE

This Amendment No. 1 to the Definitive Proxy Statement on Schedule 14A filed by Origin Materials, Inc. with the Securities and Exchange Commission on May 18, 2022 (the “Proxy Statement”) is being filed solely to include the signatures of John Bissell, Co-Chief Executive Officer, and Rich Riley, Co-Chief Executive Officer, and the form of proxy card, both of which were inadvertently omitted from the Proxy Statement.

ORIGIN MATERIALS, INC.
930 Riverside Parkway, Suite 10
West Sacramento, California 95605
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 11:00 a.m. Eastern Time on Monday, June 27, 2022
Dear Stockholders of Origin Materials, Inc.:

We cordially invite you to attend the 2022 annual meeting of stockholders (the “Annual Meeting”) of Origin Materials, Inc., a Delaware corporation, which will be held on Monday, June 27, 2022 at 11:00 a.m. Eastern Time. In light of public health concerns regarding the COVID-19 pandemic, to protect the health and safety of our stockholders and employees and facilitate stockholder participation in the Annual Meeting, this year, the Annual Meeting will be held through a live webcast. In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/ORGN prior to the deadline of 5:00 p.m. Eastern Time on June 26, 2022. After completing the registration, you will receive a confirmation email, which will include information about when you should expect to receive a unique link to gain access to the Annual Meeting. You will not be able to attend the meeting in person. The meeting will be held for the following purposes, as more fully described in the accompanying proxy statement:

1.To elect the three nominees to serve as Class I directors until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified;
2.To ratify the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for our fiscal year ending December 31, 2022;
3.To approve, on an advisory basis, the frequency of holding future advisory votes on executive compensation; and
4.To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Our board of directors has fixed the close of business on April 28, 2022 as the record date for the Annual Meeting. Only stockholders of record on April 28, 2022 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.
On or about May 18, 2022, we expect to mail the Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. The Notice will contain instructions on how to access our proxy statement and our annual report. The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our annual report can be accessed directly at the following Internet address: www.proxydocs.com/ORGN. All you have to do is enter the control number located on your Notice or proxy card.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote promptly via the Internet, telephone or mail.
We appreciate your continued support of Origin.

By order of the Board of Directors,

John Bissell	Rich Riley
Co-Chief Executive Officer	Co-Chief Executive Officer
West Sacramento, California	West Sacramento, California
May 18, 2022	May 18, 2022

-i-

ORIGIN MATERIALS, INC.
PROXY STATEMENT
FOR 2022 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 11:00 a.m. Eastern Time on Monday, June 27, 2022
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2022 annual meeting of stockholders of Origin Materials, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Monday, June 27, 2022 at 11:00 a.m. Eastern Time. In light of public health concerns regarding the COVID-19 pandemic, to protect the health and safety of our stockholders and employees and facilitate stockholder participation in the Annual Meeting, this year, the Annual Meeting will be held through a live webcast. In order to attend the Annual Meeting, you must register in advance at www.proxydocs/com/ORGN prior to the deadline of 5:00 p.m. Eastern Time on June 26, 2022. After completing the registration, you will receive a confirmation email, which will include information about when you should expect to receive a unique link to gain access to the Annual Meeting. You will not be able to attend the meeting in person. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed or available to stockholders on or about May 18, 2022 to all stockholders entitled to vote at the Annual Meeting.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
What is Origin?

On June 25, 2021, Micromidas, Inc. (now known as Origin Materials Operating, Inc., "Legacy Origin"), and Artius Acquisition Inc. (“Artius”), announced the closing of the transactions contemplated by the Agreement and Plan of Merger and Reorganization, dated as of February 16, 2021 (as amended by the letter agreement dated March 5, 2021, as it may be further amended from time to time, the “Merger Agreement”), by and among Artius, Zero Carbon Merger Sub Inc. and Legacy Origin. Upon the closing of the transactions (the “Business Combination”), Artius acquired 100% of the issued and outstanding common shares of Legacy Origin in exchange for shares of common stock of Artius, and Legacy Origin became a wholly owned subsidiary of Artius. Upon the closing of the Business Combination, we changed our name from Artius Acquisition Inc. to Origin Materials, Inc. (“Origin” or the “Company”). The executive officers of Artius resigned, and the executive officers of Legacy Origin were appointed to be the executive officers of Origin Materials, Inc. In addition, certain members of the Artius board of directors and Legacy Origin board of directors resigned in connection with the Business Combination.

What matters am I voting on?
You will be voting on the following proposals:
•the election of three Class I directors as named in this proxy statement to serve until our 2025 annual meeting of stockholders;
•the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for our fiscal year ending December 31, 2022;
•the advisory approval of the frequency of holding future advisory votes on executive compensation; and
•any other business as may properly come before the Annual Meeting.
As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the Annual Meeting.
How does the board of directors recommend I vote on these proposals?
Our board of directors recommends a vote:
•“FOR” the election of Pia Heidenmark Cook, William Harvey and Boon Sim as Class I directors;

•“FOR” the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for our fiscal year ending December 31, 2022; and
•For every “1 Year” as the frequency of holding future advisory votes on executive compensation.
Who is entitled to vote?
Holders of our common stock as of the close of business on April 28, 2022, the record date for the Annual Meeting (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting.
Registered Stockholders. If on the Record Date, shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote in person at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders. If on the Record Date, shares of our common stock are held on your behalf in a stock brokerage account, or by a bank, trustee or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares and are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock in person at the Annual Meeting unless you follow your broker or nominee’s procedures for obtaining a legal proxy. Your broker or nominee is obligated to provide you with instructions to vote before the Annual Meeting or to obtain a legal proxy if you wish to vote in person at the Annual Meeting. If your broker or nominee is participating in an online program that allows you to vote over the Internet or by telephone, your Notice or other voting instruction form will include that information. If what you receive from your broker or other nominee does not contain Internet or telephone voting information, please complete and return the paper form in the self-addressed, postage paid envelope provided by your broker or nominee. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank, trustee or other nominee as “street name stockholders.”
What constitutes a quorum for the Annual Meeting?
A quorum is required for stockholders to conduct business at the Annual Meeting. The presence, in person or represented by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to establish a quorum at the meeting. As of the close of business on the Record Date, there were 141,418,989 shares of our common stock outstanding. Shares present, in person or represented by proxy, including shares as to which authority to vote on any proposal is withheld, shares abstaining as to any proposal and broker non-votes (where a broker submits a properly executed proxy but does not have authority to vote a stockholder’s shares) on any proposal will be considered present at the meeting for purposes of establishing a quorum.
How many votes do I have?
In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the Record Date. Stockholders are not permitted to cumulate votes with respect to the election of directors.
How many votes are needed to approve each proposal?
•Proposal No. 1: The election of directors requires a plurality vote of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” are elected as directors. Any shares not voted “FOR” a particular nominee (as a result of an abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “FOR” or “WITHHELD” on each of the nominees.
•Proposal No. 2: The ratification of the appointment of Grant Thornton requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. "Majority" means the number of shares voted "FOR" must exceed the number of votes

"AGAINST." Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “AGAINST.” Broker non-votes will have no effect on the outcome of this proposal.
•Proposal No. 3: The determination, on an advisory basis, of our stockholder’s preference regarding the frequency of holding advisory votes on executive compensation requires a plurality vote of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. You may indicate whether you would prefer an advisory vote on executive compensation every “1 Year,” “2 Years” or “3 Years,” or you may “abstain” from voting on the proposal. The frequency - one year, two years or three years - receiving the highest number of votes will be the frequency of holding future advisory votes on executive compensation. Any shares not voted (as a result of stockholder abstention or a broker non-vote) will not be counted and will have no effect on the outcome of this proposal.
How do I vote?
If you are a stockholder of record, there are three ways to vote:
•By Internet: You may submit a proxy over the Internet by following the instructions at proxypush.com/ORGN, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time the day before the Annual Meeting (have your Notice or proxy card in hand when you visit the website);
•By Toll-free Telephone: You may submit a proxy by calling 1-866-230-6295 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time the day before the Annual Meeting (have your Notice or proxy card in hand when you call); or
•By Mail: You may complete, sign and mail your proxy card (if you received printed proxy materials) which must be received by us no later than the day before the Annual Meeting.
If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank trustee or other nominee in order to instruct your broker or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, by telephone or by Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank, trustee or other nominee.
Can I change my vote after submitting my proxy?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting in any one of the following ways:
•You may enter a new vote by Internet or by telephone until 11:59 p.m. Eastern Time the day before the Annual Meeting;
•You may submit another properly completed, proxy card by mail with a later date, which must be received by us no later than the day before the Annual Meeting; or
•You may send written notice that you are revoking your proxy to our Secretary at Origin Materials, Inc., 930 Riverside Parkway, Suite 10, West Sacramento, California 95605, which must be received by us no later than the day before the Annual Meeting.
If you are a street name stockholder, your broker or nominee can provide you with instructions on how to change your vote.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Our board of directors has designated John Bissell, Rich Riley, Nate Whaley and Joshua Lee as proxy holders. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described under “How does the board of directors recommend I vote on these proposals?” above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned to a later date, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions before the new date, as described above.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about May 18, 2022 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of our annual meetings of stockholders.
How are proxies solicited for the Annual Meeting and who will bear the cost of this solicitation?
Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
How may my brokerage firm or other nominee vote my shares if I fail to provide timely directions?
Brokerage firms and other nominees, for example banks or agents, holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on Proposal No. 2, our sole “routine” matter, but brokers and nominees cannot use their discretion to vote “uninstructed” shares with respect to matters that are considered “non-routine.” “Non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, election of directors (even if not contested), executive compensation (including any advisory stockholder vote on the frequency of stockholder votes on executive compensation) and certain corporate governance proposals, even if management supported. Accordingly, your broker or nominee may not vote your shares on Proposals Nos. 1 or 3 without your instructions, but may vote your shares on Proposal No. 2.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K (“Form 8-K”) that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.

What is the deadline for stockholders to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2023 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than January 18, 2023. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
Origin Materials, Inc.
Attention: Secretary
930 Riverside Parkway, Suite 10,
West Sacramento, California 95605
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement.

Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before such meeting by or at the direction of our board of directors, or (iii) properly brought before such meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for our 2023 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:
•not earlier than February 27, 2023; and
•not later than the close of business on March 29, 2023.
In the event that we hold our 2023 annual meeting of stockholders more than 30 days before or more than 30 days after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before our 2023 annual meeting of stockholders and no later than the close of business on the later of the following two dates:
•the 90th day prior to our 2023 annual meeting of stockholders; or
•the 10th day following the day on which public announcement of the date of our 2023 annual meeting of stockholders is first made.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
Nomination of Director Candidates
You may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”
In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Secretary within the time periods described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.
Availability of Bylaws
Our bylaws are part of our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
Our business affairs are managed under the direction of our board of directors, which is currently composed of nine members. Seven of our directors are independent within the meaning of the listing standards of The Nasdaq Stock Market ("Nasdaq"). Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.
The following table sets forth the names, ages as of May 18, 2022, and certain other information for each of the directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting), and for each of the continuing members of our board of directors:

	Class	Age	Position	Current Term Expires	Expiration of Term For Which Nominated
Directors with Terms Expiring at the Annual Meeting/Nominees
Pia Heidenmark Cook(1)(2)	I	50	Director	2022	2025
William Harvey(1)(2)	I	71	Director	2022	2025
Boon Sim(1)(3)	I	59	Director	2022	2025

Continuing Directors
Charles Drucker(2)(3)	II	59	Director	2023	—
Kathleen B. Fish(2)(3)	II	64	Director	2023	—
Rich Riley	II	48	Co-Chief Executive Officer and Director	2023	—
John Bissell	III	37	Co-Chief Executive Officer and Director	2024	—
Benno O. Dorer(1)(3)	III	58	Director	2024	—
Karen Richardson	III	59	Chair and Director	2024
________________________
(1)Member of our audit committee
(2)Member of our nominating and corporate governance committee
(3)Member of our compensation committee
Nominees for Director
Pia Heidenmark Cook has served as a member of our board of directors since June 2021. Ms. Cook has also served as Chief Sustainability Officer at Ingka Group (IKEA) from 2017 to August 2021. Prior to this position, she served as head of Sustainability in IKEA Retail & Expansion for the IKEA Group from 2011 to 2017 and as head of Communications for the IKEA Foundation from 2008 to 2011. Prior to joining IKEA in 2008, Ms. Cook served as Vice President of Corporate Social Responsibility at the Rezidor Hotel Group from 2001 to 2008. Ms. Cook currently serves on the board of MAX Burgers AB, and the board of trustees of the Sustainable Hospitality Alliance, and has previously served as co-chair of The Retailers’ Environmental Action Programme and as chairman of the tourism branch of the Prince of Wales Business Leaders Forum. Ms. Cook has received a Technical Licentiate degree and a M.Sc. in Environmental Management from the University of Lund, Sweden, and a M.Sc. in International Business Administration and Economics from Uppsala University, Sweden. She is currently undertaking an INSEAD training on non-executive board directorship. Ms. Cook has been selected to serve on the board of directors due to her extensive experience in sustainability and corporate social responsibility.
William Harvey is a member of our board of directors and previously served as a member of the Legacy Origin board of directors since June 2017 to June 2021. Mr. Harvey served from July 2009 to December 2016 as the President of DuPont Packaging & Industrial Polymers (P&IP), a global business unit of E. I. du Pont de Nemours & Company, Inc. Mr. Harvey became a member of the board of directors of Bridgestone Americas, Inc., the North American subsidiary of a Japanese multinational auto and truck parts manufacturer, in June 2017. Since March 2011, Mr. Harvey has served on the board of directors of Kennametal, Inc., a public supplier of tooling and industrial materials. In March 2020, Mr. Harvey joined the Management Board of Huber Engineered Woods LLC, a manufacturer and supplier of wood products and a wholly-owned subsidiary of J.M. Huber Corporation. Mr. Harvey received an MBA from the Darden School at the University of Virginia and a B.S. in Economics from Virginia Commonwealth University. We believe that Mr. Harvey’s broad experience as an executive and board member in the packaging and materials industries qualify him to serve as our director.
Boon Sim is a member of our board of directors and previously served as a director and Chief Executive Officer of Artius from February 4, 2020 to June 25, 2021. Mr. Sim also served as the Chief Financial Officer of Artius from June 2020 until June 2021. Mr. Sim has been Managing Partner of Artius Capital Partners since September 2017. Prior to that position, Mr. Sim was Advisory Senior Director of Temasek, Singapore’s sovereign wealth fund, from April 2016 to December 2017, and President, Americas Group, Head of Markets Group and Head of Credit and Life Science Portfolio from June 2012 to April 2016. He was previously the Global Head of Mergers & Acquisitions at Credit Suisse. During his twenty-year career at Credit Suisse and its predecessor, The First Boston Corporation, Mr. Sim held several senior positions of increasing responsibility, including Head of M&A Americas and Co-head of Technology Group. Before joining The First Boston Corporation, Mr. Sim worked as a design engineer at Texas Instruments Inc., focusing on semiconductor design. Mr. Sim has also served on the board of directors of Canada Pension Plan Investment Board since 2020. We believe that Mr. Sim is qualified to serve on our board of directors given his significant financial investment experience.
Continuing Directors
Charles Drucker is a member of our board of directors and previously served as Executive Chairman of the Board of Directors of Artius from June 2020 to June 2021. Mr. Drucker has had a decades-long career in the financial services industry. Mr. Drucker was a member of the board of directors of Fidelity National Information Services, Inc. (“FIS”) and served as Vice Chairman until March 1, 2020. From January 2019 until its acquisition by FIS, he served as Executive Chairman and Chief Executive Officer of Worldpay, a leading global payments company, and also served as Worldpay’s Executive Chairman and Co-Chief Executive Officer from January 2018 to December 2018. From 2009 to 2017, Mr. Drucker was the Chief Executive Officer of Worldpay’s predecessor, Vantiv. Prior to joining Vantiv, Inc., Mr. Drucker served as Executive Vice President of Fifth Third Bancorp from June 2005 to June 2009. Prior to joining Fifth Third Bancorp, Mr. Drucker was with First Data Corporation and Wells Fargo. Mr. Drucker has also served on the board of directors of Donnelley Financial Solutions, Inc. since 2016. We believe that Mr. Drucker is qualified to serve on our board of directors because of his extensive senior management experience in the payments and technology industries, as well as his experience with deep financial services.
Kathleen B. Fish has served as a member of our board of directors since June 2021. From February 2014 until December 2020, Ms. Fish served as Chief Research, Development and Innovation Officer of Procter & Gamble. Prior to this, Ms. Fish served as vice president of the Global Fabric Care R&D organization at Procter & Gamble from January 2009 to January 2014, and as vice president of the Global Baby Care R&D organization at Procter & Gamble from November 2003 to November 2008. Ms. Fish joined Procter & Gamble in 1979 as part of its Product Development (R&D) organization. Ms. Fish is currently a member of the USA Swimming and Balchem Boards of Directors. Ms. Fish has been selected to serve on our board of directors due to her leadership experience in the consumer goods industry.

Rich Riley is our Co-Chief Executive Officer and a member of our board of directors since the Business Combination and previously served as Co-Chief Executive Officer of Legacy Origin and a member of the Legacy Origin board of directors from October 2020 to June 2021. From April 2013 to January 2019, Mr. Riley was the Chief Executive Officer of Shazam Entertainment Ltd, a leading mobile music application that was acquired by Apple Inc. in 2018. Mr. Riley has served as an industry advisor to KKR & Co. L.P., a leading global investment firm, since 2013. Mr. Riley was an executive at Yahoo! Inc. from Jan 1999 to Sept. 2012 with roles including EVP, Americas and SVP & MD, EMEA Region. He joined Yahoo! when it acquired Log-Me-On.com, where he was the Co-Founder and Managing Member. Mr. Riley began his career as an investment banking analyst at Donaldson, Lufkin & Jenrette. Mr. Riley was a finalist for Ernst & Young’s Entrepreneur of the Year Award, Featured in Forbes 40 under 40 Ones to Watch and included three times in Billboard Magazine’s Power 100 list. Mr. Riley is a Trustee at St. Luke’s school, a member of the advisory Board for the Entrepreneurship Department at the Wharton School and a member of the Executive Board of Boy Scouts of America, Connecticut Yankee Council. Mr. Riley received a B.S. in economics with concentrations in finance and entrepreneurial management from the Wharton School of the University of Pennsylvania.

John Bissell is our Co-Chief Executive Officer and a member of our board of directors since the Business Combination and previously served as Chief Executive Officer and Co-Chief Executive Officer of Legacy Origin, and a member of the Legacy Origin board of directors, from November 2008 to June 2021. Mr. Bissell was trained as a chemical engineer at UC Davis and has extensive experience in R&D, engineering, and business development in the chemical industry. He has been recognized by the US EPA, Forbes, and the University of California for his professional and technical contributions. Finally, he's raised over half a billion USD in capital, and took Origin Materials public in 2021.
Benno O. Dorer has served as a member of our board of directors since June 2021. From November 2014 until September 2020, Mr. Dorer served as Chief Executive Officer of the Clorox Company and as Chairman of the Clorox Company from August 2016 until February 2021. Prior to his time at the Clorox Company, Mr. Dorer held various marketing and sales roles at The Procter & Gamble Company in Europe and the United States. Mr. Dorer had also previously served the Consumer Brands Association, the trade association for the consumer packaged goods industry, as Board Director and Vice Chairman until 2020. Mr. Dorer is currently a Senior Advisor to KKR & Co. Inc. and a Board Director of VF Corporation and Wella Company. We believe that Mr. Dorer is qualified to serve on our board of directors given his extensive experience in the consumer and professional products industry.
Karen Richardson is a member and Chairperson of our board of directors and previously served on the board of directors of Artius from July 2020 to June 2021. Ms. Richardson has a breadth of experience in the technology services industry and currently serves as a non-executive director of BP plc, Exponent, Inc. and Doma. Ms. Richardson served as a director of Worldpay from 2018 until July 2019. Prior to this, Ms. Richardson was an independent non-executive director of Worldpay Group plc. Ms. Richardson also served as a non-executive director at BT Plc from 2011-2018. Prior to her time at Worldpay and BT, Ms. Richardson held a number of senior sales and marketing roles in technology companies, including her tenure as Chief Executive Officer at Epiphany Inc. between 2003 and 2006. Ms. Richardson has also served as an advisor to Silver Lake Partners and has served on a number of private company boards, including i2 Holdings, Ayasdi LLC, Hackerrank, Convercent, Inc., Virtuoz, and Hi5 Networks, Inc. We believe that Ms. Richardson is qualified to serve on our board of directors given her leadership experience in technologically complex organizations.
Board Leadership Structure
We believe that all members of our board of directors should have a voice in the affairs and the management of Origin. The board of directors believes that our stockholders are best served at this time by having a chairperson, who is an integral part of our board of directors structure and a critical aspect of effective corporate governance. Ms. Richardson has served as chairperson of our board of directors since the closing of the Business Combination in June 2021. Ms. Richardson brings considerable skills and experience, as described above, to the role. While our Co-Chief Executive Officers have primary responsibility for preparing the agendas for meetings of our board of directors, our chairperson has significant responsibilities, which are set forth in our bylaws, and include, in part:
•Establishing the agenda for regular meetings of our board of directors;
•Coordinating with the committee chairs regarding meeting agendas and information requirements, and presiding over portions of meetings of our board of directors at which the evaluation or compensation of the Co-Chief Executive Officers is presented or discussed;
•Coordinating the activities of the other directors, and performing such other duties our board of directors may establish or delegate from time to time; and
•Acting as principal liaison between the members of our board of directors and the Co-Chief Executive Officers.
The active involvement of our independent directors, combined with the qualifications and significant responsibilities of our chairperson and other directors, provide balance on our board of directors and promote strong, independent oversight of our management and affairs.
Role of the Board of Directors in Risk Oversight
One of the key functions of the board of directors is informed oversight of our risk management process. The board of directors does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through our board of directors as a whole, as well as through various standing committees of the board of directors that address risks inherent in their respective areas of oversight. In particular, the board of directors is responsible for monitoring and assessing strategic risk exposure and our audit committee will have the responsibility to consider and discuss any major financial risk exposures and the steps our management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee monitors compliance with legal and regulatory requirements. The compensation committee assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.
Family Relationships
There are no family relationships between the Board and any of our executive officers.
Director Independence
Our common stock is listed on Nasdaq. Under the listing standards of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors, as affirmatively determined by the board of directors. In addition, the Nasdaq listing standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the Nasdaq listing standards, a director will only qualify as an “independent director” if, in the opinion of that listed company’s board of directors, that director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Nasdaq listing standards. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the Nasdaq.
Our board of directors has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that each of Messrs. Sim, Harvey, Drucker and Dorer and Mses. Fish, Richardson and Cook qualifies as “independent” as defined under the applicable Nasdaq rules. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. Messrs. Bissell and Riley are not deemed independent due to their positions as our Co-Chief Executive Officers.
Board Meetings and Committees
During our year ended December 31, 2021, our board of directors held four meetings (including regularly scheduled and special meetings). The Audit Committee met three times during the year ended December 31, 2021. The Compensation Committee met three times during the year ended December 31, 2021. The Nominating and Corporate Governance Committee met two times during the year ended December 31, 2021. Each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.
Committees of the Board of Directors
The board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of the board of directors are described below. Members serve on these committees until their resignation or until otherwise determined by the board of directors. The board of directors may establish other committees as it deems necessary or appropriate from time to time.
Audit Committee
The audit committee consists of Benno O. Dorer, Boon Sim, William Harvey and Pia Heidenmark Cook. Our board of directors has determined that each member of the audit committee satisfies the independence requirements under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chair of the audit committee is Benno O. Dorer. Our board of directors has determined that Benno O. Dorer is an “audit committee financial expert” within the meaning of SEC regulations. Each member of the audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our board of directors has examined each audit committee member’s scope of experience and the nature of their employment.
The primary purpose of the audit committee is to discharge the responsibilities of the board of directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of the audit committee include:
•helping the board of directors oversee corporate accounting and financial reporting processes;
•managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing related person transactions;
•obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and
•approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.
Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq listing standards. A copy of the charter of our audit committee is available on our website at www.originmaterials.com under “Investors – Governance – Governance Documents.”
Compensation Committee
Our compensation committee consists of Charles Drucker, Boon Sim, Benno O. Dorer and Kathleen B. Fish. The chair of the compensation committee is Charles Drucker. Our board of directors has determined that each member of the compensation committee is independent under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.
The primary purpose of the compensation committee is to discharge the responsibilities of the board of directors in overseeing the compensation policies, plans and programs and to review and determine the compensation to be paid to executive officers, directors and other senior management, as appropriate. Specific responsibilities of the compensation committee will include:
•reviewing and approving the compensation of the co-chief executive officers, other executive officers and senior management;
•reviewing and recommending to the board of directors the compensation of directors;
•administering the equity incentive plans and other benefit programs;
•reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for the executive officers and other senior management; and
•reviewing and establishing general policies relating to compensation and benefits of the employees, including the overall compensation philosophy.
Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq listing standards. A copy of the charter of our compensation committee is available on our website at www.originmaterials.com under “Investors – Governance – Governance Documents.”

Compensation Committee Processes and Procedures
Typically, the Compensation Committee will meet at least twice annually and with greater frequency if necessary. The Compensation Committee meets from time to time in executive session. In addition, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. Each Co-Chief Executive Officers may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During the year ended December 31, 2021, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Meridian Compensation Partners (“Meridian”) as its compensation consultant. The Compensation Committee requested that Meridian:
•evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals; and
•assist in refining our compensation strategy to execute that long-term strategy.
As part of its engagement, Meridian was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Meridian ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Meridian, the Compensation Committee approved the recommendations.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of William Harvey, Charles Drucker, Kathleen B. Fish and Pia Heidenmark Cook. The chair of the nominating and corporate governance committee is William Harvey. Our board of directors has determined that each member of the nominating and corporate governance committee is independent under the Nasdaq listing standards.
Specific responsibilities of the nominating and corporate governance committee include:
•identifying and evaluating candidates, including the nomination of incumbent directors for re-election and nominees recommended by stockholders, to serve on the board of directors;
•considering and making recommendations to the board of directors regarding the composition and chairmanship of the committees of the board of directors;
•developing and making recommendations to the board of directors regarding corporate governance guidelines and matters, including in relation to corporate social responsibility; and
•overseeing periodic evaluations of the performance of the board of directors, including its individual directors and committees.
Our nominating and corporate governance committee operates under a written charter that satisfies the applicable Nasdaq listing standards o. A copy of the charter of our nominating and corporate governance committee is available on our website at www.originmaterials.com under “Investors – Governance – Governance Documents.”

Diversity of the Board of Directors
We believe our Board should consist of individuals reflecting the diversity represented by our employees, customers, and communities in which we operate. The below Board Diversity Matrix provides the self-identified personal characteristics of our nine board members and nominees. Each of the categories listed in the matrix table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (as of May 18, 2022)
Total Number of Directors	9
	Female	Male	Non-Binary	Did not Disclose
Part I: Gender Identity
Directors	3	6	—	—
Part II: Demographic Background
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—
Compensation Committee Interlocks and Insider Participation
None of our directors who serve as a member of our Compensation Committee is, or has at any time during the past year been, one of our officers or employees. None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that serves as a member of our board of directors or compensation committee.
Considerations in Evaluating Director Nominees
Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our nominating and corporate governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors. Some of the qualifications that our nominating and corporate governance committee considers include, without limitation, issues of character, integrity, judgment, diversity, independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments. Nominees must also have the ability to offer advice and guidance to our Co-Chief Executive Officers based on past experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of our nominating and corporate governance committee to perform all board of director and committee responsibilities. Members of our board of directors are expected to prepare for, attend, and participate in all board of director and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our nominating and corporate governance committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.
Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that our board of directors should be a diverse body, and our nominating and corporate governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our nominating and corporate governance committee may take into account the benefits of diverse viewpoints. Our nominating and corporate governance committee also considers these and other factors as it oversees the annual board of director and committee evaluations. After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection.

Stockholder Recommendations for Nominations to the Board of Directors
Our nominating and corporate governance committee will consider candidates for director recommended by stockholders, so long as such recommendations comply with our amended and restated certificate of incorporation and amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above.
This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our Secretary in writing. Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our common stock and a signed letter from the candidate confirming willingness to serve on our board of directors. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.
Any nomination must comply with the requirements set forth in our bylaws and should be sent in writing to our Secretary at Origin Materials, Inc., 930 Riverside Parkway, Suite 10, West Sacramento, California 95605. To be timely for our 2023 annual meeting of stockholders, our Secretary must receive the nomination no earlier than February 27, 2023 and no later than March 29, 2023.
Communications with the Board of Directors
Interested parties wishing to communicate with our board of directors or with individual members of our board of directors may do so by writing to our board of directors or to the particular members of our board of directors, and mailing the correspondence to our Secretary at Origin Materials, Inc., 930 Riverside Parkway, Suite 10, West Sacramento, California 95605. Our Secretary, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Chairperson of our board of directors.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our board of directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Co-Chief Executive Officers, Chief Financial Officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on the Corporate Governance portion of our website at www.originmaterials.com under “Investors – Governance – Governance Documents.” We will post amendments to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website.
Director Compensation
We have a non-employee director pay policy pursuant to which our unaffiliated, non-employee directors are eligible to receive equity awards and annual cash compensation for service on our board of directors and committees of our board of directors.
During 2020, other than a stock option to purchase shares of Legacy Origin Common Stock granted to Mr. William Harvey as described below, no director received cash, equity or other non-equity compensation for service on Legacy Origin’s or Artius’ board of directors.
In October 2020, Legacy Origin’s board of directors granted Mr. Harvey a stock option to purchase 150,000 shares of Legacy Origin Common Stock, of which 50,000 shares were fully vested and exercisable upon grant, 25,000 shares underlying this option were to vest on the one-year anniversary of the date Mr. Harvey accepts (verbally or in writing) the position of Chairman of Legacy Origin’s board of directors, and the remaining 75,000 shares underlying this option vest monthly in equal installments over three years, subject to Mr. Harvey’s continued service at each vesting date. In connection with the Business Combination, (i) a total of 75,000 shares underlying this option were deemed to be vested and fully exercisable immediately prior to the closing of such transaction, and (ii) the remaining 75,000 shares underlying this option were automatically forfeited. The initial value of Mr. Harvey’s option award is $1,089,423.80, which does not reflect amounts actually received by Mr. Harvey. Instead, this amount reflects the grant date fair value of the option award, as computed in accordance with FASB ASC 718. As required by SEC rules, the amount shown excludes the impact of estimated forfeitures related to service-based vesting conditions. The stock option to purchase 75,000 shares of Legacy Origin Common Stock was converted into a stock option to purchase 158,734 shares of our common stock following the consummation of the Business Combination.
In connection with the consummation of the Business Combination, our board of directors adopted a non-employee director compensation policy, pursuant to which each non-employee director is entitled to a $50,000 annual cash retainer. In addition, the members of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee will be entitled to an annual cash retainer of $10,000, $5,000, and $5,000, respectively, with the chair of each such committee being entitled to an annual cash retainer of $20,000, $15,000, and $15,000, respectively. In addition to the cash compensation, each non-employee director will also receive a one-time initial grant of restricted stock units with a grant date value of $150,000, to vest in three equal installments on the first, second and third anniversary of the grant date, and an annual grant of restricted stock units with a grant date value of $130,000, with the chairperson of the board of directors to receive an additional annual grant of restricted stock units with a grant date value of $75,000, which annual awards will vest on the first anniversary of the grant date. Each restricted stock unit award described above is subject to the applicable director continuing to serve on our board of directors through the vesting date. In addition, each member of the board of directors is required to acquire and hold shares of our common stock with a fair market value of at least $250,000 by the later of the fifth anniversary of (i) the closing of the Business Combination and (ii) such director’s election to the board of directors.
Director Compensation for 2021
The following table sets forth a summary of the compensation received by our non-employee directors during our year ended December 31, 2021:

Director	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
Bill Harvey	$38,750	$279,998	$—	$831	$319,580
Karen Richardson	25,833	354,998	—	1,043	381,874
Kathy Fish	31,000	279,998	—	2,305	313,304
Pia Heidenmark-Cook	33,583	279,998	—	—	313,582
Benno Dorer	38,750	279,998	—	1,124	319,872
Charles Drucker	—	—	—	1,217	1,217
Boon Sim	—	—	—	—	—
__________________
(1)Our non-employee directors were each appointed to our board of directors effective June 25, 2021.
(2)The amounts reported in the Stock Awards column represent the grant date fair value of the stock awards granted to the named directors during 2021 as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 Compensation Stock Compensation or ASC 718. Note that the amounts reported in the column reflect the accounting cost for these stock awards, and do not correspond to the actual economic value that may be received by the named directors from the stock award.
(3)Consists of amounts paid by the Company for travel expenses on behalf of our non-employee directors.
Our directors who are also our employees receive no additional compensation for their service as directors. During our fiscal year ended December 31, 2021, John Bissell and Rich Riley were our employees. See the section titled “Executive Compensation” for additional information about the compensation paid to Messrs. Bissell and Riley.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our board of directors is currently composed of nine members. In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three staggered classes of directors. At the Annual Meeting, three Class I directors will be elected for a three-year term to succeed the three Class I directors whose term is then expiring.
Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.
Nominees
Our nominating and corporate governance committee has recommended, and our board of directors has approved, Pia Heidenmark Cook, William Harvey and Boon Sim as nominees for election as Class I directors at the Annual Meeting. Ms. Cook joined our board of directors in June 2021. Mr. Harvey served as a member of the board of directors of Legacy Origin from June 2017 until the closing of the Business Combination in June 2021, and has served as a member of our board of directors since the closing of the Business Combination in June 2021. Mr. Sim previously served on the board of directors of Artius since February 2020, and has continued to serve as a member of our board of directors after the closing of the Business Combination. If elected, Ms. Cook and Messrs. Harvey and Sim will serve as Class I directors until our 2025 annual meeting of stockholders. Each of the nominees is currently a director of our company. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Ms. Cook and Messrs. Harvey and Sim. If any nominee becomes unavailable for election as a result of an unexpected occurrence, our board of directors may designate a substitute nominee, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee, unless our board of directors chooses to reduce the number of directors serving on our board of directors. Each person nominated for election has consented to being named as a nominee in this proxy statement and has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.
Vote Required
The election of directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes and abstentions will have no effect on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed Grant Thornton LLP (“Grant Thornton”), independent registered public accountants, to audit our consolidated financial statements for our year ending December 31, 2022. During our year ended December 31, 2021, Grant Thornton served as our independent registered public accounting firm.
Notwithstanding the appointment of Grant Thornton and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of Grant Thornton as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Our audit committee is submitting the appointment of Grant Thornton to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of Grant Thornton will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.
If our stockholders do not ratify the appointment of Grant Thornton, our board of directors may reconsider the appointment.
Change in Independent Registered Public Accounting Firm
As previously disclosed, in connection with the closing of the Business Combination on June 25, 2021, Marcum LLP, or Marcum, was dismissed as our independent registered accounting firm. This decision was approved by the Board.
Marcum’s report on Artius’ financial statements as of December 31, 2020 and for the period from January 24, 2020 (Artius’ inception) to December 31, 2020 did not contain an adverse opinion or disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope, or accounting principles. During the period of Marcum’s engagement by Artius and the subsequent interim period through June 25, 2021, there were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference thereto in its reports on Artius’s financial statements for such periods. During the period from January 24, 2020 (Artius’s inception) through December 31, 2020 and the subsequent interim period through June 25, 2021, there have been no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K), other than the material weakness in internal controls identified by management related to the accounting for warrants issued in connection with Artius’ initial public offering, which resulted in the restatement of Artius’s financial statements as set forth Amendment No. 1 to Artius’ Form 10-K for the year ended December 31, 2020, as filed with the SEC on May 3, 2021.
In connection with the closing of the Business Combination on June 25, 2021, the Board approved the appointment of Grant Thornton as our independent registered accounting firm. Grant Thornton served as the independent registered accounting firm for Legacy Origin. During the period from January 24, 2020 (Artius’s inception) through December 31, 2020 and the subsequent interim period through June 25, 2021, (i) the Company did not both (a) consult with Grant Thornton as to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements and (b) receive a written report or oral advice that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to such accounting, auditing, or financial reporting issue; and (ii) the Company did not consult Grant Thornton on any matter that was either the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).
We have provided Marcum with a copy of the disclosures we made pursuant to Item 4.01 in response to Item 304(a) of Regulation S-K under the Exchange Act of 1934, as amended (the “Exchange Act”) in our Current Report on Form 8-K filed with the SEC on July 1, 2021, and requested that Marcum furnish a letter addressed to the SEC, which is filed as Exhibit 16.1 to such Current Report on Form 8-K, stating whether it agrees with such disclosures, and, if not, stating the respects in which it does not agree.

Principal Accounting Fees and Services
The following tables set forth the aggregate fees for professional audit services and other services rendered by Grant Thornton for the year ended December 31, 2021 and by Marcum for the fiscal year ended December 31, 2021 and 2020, respectively.
Grant Thornton

2021
Audit Fees(1)	$940,000
Total Fees	$940,000
______________
(1) "Audit Fees" consist of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements and related accounting consultations and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes fees for services incurred in connection with the Business combination.
Marcum

	2021	2020
Audit Fees (1)	$122,673	$60,025
Tax Fees (2)	10,300	—
Total Fees	132,973	60,025
__________________
(1)Audit Fees consisted of fees for professional services provided in connection with SEC filings.
(2)Tax fees for 2021 principally include fees for tax compliance.
Auditor Independence
In our year ended December 31, 2021, there were no other professional services provided by Grant Thornton that would have required our audit committee to consider their compatibility with maintaining the independence of Grant Thornton.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Grant Thornton. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. The Audit Committee has determined that the rendering of services other than audit services by Grant Thornton is compatible with maintaining the principal accountant’s independence.
Vote Required
The ratification of the appointment of Grant Thornton as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP.

PROPOSAL NO. 3
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY STOCKHOLDER VOTES
TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The Dodd-Frank Act and Section 14A of the Exchange Act enable our stockholders to indicate their preference at least once every six years regarding how frequently we should solicit a non-binding advisory vote on the compensation of our named executive officers as disclosed in our proxy statement. Accordingly, as required by these rules, we are asking our stockholders to provide their input with regard to the frequency of future advisory stockholder votes on the compensation for our named executive officers. In particular, we are asking whether the advisory vote on executive compensation should occur once every year, every two years, or every three years.
After careful consideration of the frequency alternatives, our board of directors has determined that an annual advisory vote on executive compensation is the most appropriate alternative for us and our stockholders at this time. The board of director’s determination was influenced by the fact that the compensation of our named executive officers is evaluated, adjusted and approved on an annual basis. As part of the annual review process, the board of directors believes that stockholder sentiment should be a factor that is taken into consideration by the board of directors and the compensation committee in making decisions with respect to executive compensation. By providing an advisory vote on executive compensation on an annual basis, our stockholders will be able to provide us with direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. We understand that our stockholders may have different views as to what is the best approach for us, and we look forward to hearing from our stockholders on this agenda item every year.
Stockholders are not voting to approve or disapprove the board of directors’ recommendation. Instead, stockholders may indicate their preference regarding the frequency of future non-binding advisory vote on the compensation of our named executive officers by selecting one year, two years or three years. Stockholders that do not have a preference regarding the frequency of future advisory votes may abstain from voting on the proposal. For the reasons discussed above, we are asking our stockholders to vote to hold advisory votes on the compensation for our named executive officers every year.
This vote is advisory, which means that the vote on executive compensation is not binding on us, the Board, or the Compensation Committee. Our Board will take into account the outcome of the vote when considering the frequency of future nonbinding advisory stockholder votes on the compensation of our named executive officers. The Board may decide that it is in the best interests of our stockholders and Origin to hold an advisory vote on the compensation of our named executive officers more or less frequently than the frequency receiving the most votes cast by our stockholders.
You may cast your vote by choosing the option of one year, two years, three years, or abstain from voting in response to the resolution set forth below:
“RESOLVED, that the option of once every year, two years or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which Origin Materials, Inc. (the “Company”) is to hold an advisory vote by stockholders to approve the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the compensation tables, narrative disclosures, and other related disclosure.”
Vote Required
The choice of frequency that receives the highest number of votes from the shares present in person or represented by proxy at the annual meeting and entitled to vote thereon will be considered the frequency preferred by the stockholders. You may vote for “1 Year,” “2 Years,” “3 Years,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes will not affect the outcome of this proposal.
Even though your vote is advisory and, therefore, will not be binding on us, our board of directors and our compensation committee intend to consider the outcome of the vote when determining how often we should submit to stockholders an advisory vote to approve the compensation of our named executive officers.
THE BOARD RECOMMENDS A VOTE FOR “1 YEAR” AS THE FREQUENCY OF FUTURE ADVISORY STOCKHOLDER VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2021 with management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and SEC. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence.

Based on the foregoing, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.
Respectfully submitted by the members of the Audit Committee of the board of directors:

Benno O. Dorer (Chair)
Pia Heidenmark Cook
William Harvey
Boon Sim
This report of the audit committee is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent specifically incorporated by reference herein.

EXECUTIVE OFFICERS
The following table identifies certain information about our executive officers as of May 18, 2022. Our executive officers are appointed by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
John Bissell	37	Co-Chief Executive Officer and Director
Rich Riley	48	Co-Chief Executive Officer and Director
Nate Whaley	48	Chief Financial Officer
Stephen Galowitz	58	Chief Commercial Officer
Joshua Lee	45	General Counsel
See the section titled “Directors, Executive Officers and Corporate Governance – Continuing Directors” for the biographies of Messrs. Bissell and Riley.
Nate Whaley is our Chief Financial Officer and previously served as the Chief Financial Officer of Legacy Origin from September 2020 to June 2021. Mr. Whaley has extensive expertise in scaling companies across a wide range of highly visible, capital-intensive industries including both operations and project-delivery. Prior to joining Legacy Origin, Mr. Whaley operated Whaley Group, a private provider of CFO, corporate financial and asset management advisory services. His representative engagements included serving as Senior Vice President of Finance and Strategy of Mammoth Resorts, a Starwood Capital Group portfolio company, Strategic Advisor to the World Surf League, the developer of the man-made wave system technology at the Kelly Slater Wave Company, and Chief Financial Officer and Strategic Advisor to Stikwood, a private wood wall planking manufacturer. Prior to founding Whaley Group, Mr. Whaley served as Chief Financial Officer and President – Development of Kirkwood Capital Partners, the holding company of the operating businesses, real estate development and sales, and gas and electric utility companies at Kirkwood Mountain Resort in Lake Tahoe, California. Mr. Whaley received a B.S. in Civil & Environmental Engineering from the University of California, Davis and an MBA from the Graduate School of Management at the University of California, Davis.
Stephen Galowitz has served as Chief Commercial Officer of Legacy Origin since May 2014 and continues to serve as our Chief Commercial Officer after the Business Combination. As Chief Commercial Officer, Mr. Galowitz oversees the development of strategic relationships for commercialization of sustainable products using Origin Materials’ technology. Mr. Galowitz formerly served as co-founder and Chief Development Officer at Broadrock Renewables, LLC, where he led electricity generating projects. Mr. Galowitz received a B.A. in Philosophy from the University of Pennsylvania, a B.S. in Finance from The Wharton School of the University of Pennsylvania and a J.D. from Harvard Law School.
Joshua Lee is our General Counsel and Secretary. Mr. Lee joined Legacy Origin as its Corporate Counsel in February 2018 and served as its General Counsel from December 2020 to June 2021. Mr. Lee has also served as Secretary of Legacy Origin since February 12, 2020. Prior to joining Legacy Origin, Mr. Lee was an attorney at Miller Barondess, LLP from September 2016 to February 2018, and at Irell & Manella LLP from August 2009 to September 2016. Mr. Lee received a B.A. in Economics and German from the University of Southern California, an M.A. in Economics from the University of Southern California, and a J.D. from Yale Law School.

EXECUTIVE COMPENSATION
For the year ended December 31, 2021, Origin’s named executive officers consisted of its co-principal executive officers and the next two most highly compensated executive officers:
•John Bissell, Origin’s Co-Chief Executive Officer;
•Rich Riley, Origin’s Co-Chief Executive Officer;
•Stephen Galowitz, Origin’s Chief Commercial Officer; and
•Joshua Lee, Origin’s General Counsel and Secretary.
Summary Compensation Table
The following table sets forth information concerning the compensation of Origin's named executive officers for the years ended December 31, 2021 and December 31, 2020, as applicable:

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	Stock Awards(2)	All Other Compensation(3)	Total
John Bissell	2021	$190,000	$—	$—	$2,212,497	$20,723	$2,423,220
Co-Chief Executive Officer	2020	190,000	—	612,000	—	64	802,064
Rich Riley(4)	2021	229,121	58,416	—	1,837,500	844	2,125,881
Co-Chief Executive Officer	2020	56,667	—	5,988,000	—	—	6,044,667
Stephen Galowitz	2021	290,000	—	—	2,669,998	12,023	2,972,021
Chief Commercial Officer	2020	290,000	—	—	—	11,732	301,732
Joshua Lee	2021	211,827	—	—	959,373	9,899	1,181,099
General Counsel	2020	211,827	—	304,920	—	64	516,811
__________________
(1)Amounts reported in this column do not reflect the amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of each option award granted to the named executive officers during 2020, as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Please see Note 3 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.
(2)Amounts reported represent the aggregate grant date fair value of RSUs and PSUs granted to such named executive officers during the fiscal year ended December 31, 2021 and December 31, 2020 under the 2021 Plan and the 2011 Plan, as applicable, computed in accordance with FASB ASC 718. The assumptions used in calculating the grant date fair value of the RSUs and stock options reported in this column are set forth in Note 3 – Stock-Based Compensation to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. The grant date fair value for PSUs is reported based upon the probable outcome of the performance conditions at the target level on the grant date. The value of the annual PSU awards granted in fiscal 2021, assuming achievement of the maximum performance would have been as follows: Mr. Bissell: $5,512,500; Mr. Riley: $5,512,500; Mr. Galowitz: $4,410,000; and Mr. Lee: $1,378,125.
(3)Consists of amounts paid by Origin after the Business Combination and by Legacy Origin before the Business Combination for a phone and internet stipend and for health insurance, long-term disability insurance, and life insurance premiums on behalf of Messrs. Bissell, Riley, Galowitz, and Lee.
(4)Mr. Riley joined Legacy Origin as Co-Chief Executive Officer in October 2020.

Outstanding Equity Awards as of December 31, 2021
The following table presents information regarding outstanding equity awards held by the Origin's named executive officers as of December 31, 2021:

			Option Awards					Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested(7)
John Bissell	6/15/2012	5/25/2012	357,565	—		$0.28	6/14/2022
	8/27/2015	3/25/2012	137,571	—		0.37	8/26/2025
	10/28/2020	02/16/2021	533,527	1,371,299	(1)	0.14	10/27/2030
	11/10/2021							51,020	(5)	374,997
	11/10/2021							250,000	(6)	1,837,500
Rich Riley	10/28/2020	10/28/2020	1,018,553	1,521,218	(2)	0.14	10/27/2030
	10/28/2020	N/A	—	—	(3)	0.14	10/27/2030
	11/10/2021							250,000	(6)	1,837,500
Stephen Galowitz	11/10/2021							163,265	(5)	1,199,998
	11/10/2021							200,000	(6)	1,470,000
Joshua Lee	4/9/2019	2/5/2018	16,931	—	(4)	1.21	4/8/2029
	11/23/2020	11/23/2020	88,892	—	(4)	0.14	11/22/2030
	11/10/2021							68,027	(5)	499,998
	11/10/2021							62,500	(6)	459,375
__________________
(1)529,119 shares underlying this option vest in equal monthly amounts over a period of four years on the same day of the month as the vesting commencement date, such that 529,119 shares subject to this option will have vested as of the fourth anniversary of the vesting commencement date, subject to Mr. Bissell’s continued service at each vesting date. 423,294 shares underlying this option vested upon the completion of the Business Combination. 211,647 shares underlying this option vest when the VWAP (as defined in the Merger Agreement) of a share of common stock of Origin equals or exceeds $15.00 for 10 consecutive trading days during the three year period following the closing of the Business Combination, subject to Mr. Bissell’s continued service at the date such milestone is achieved. 317,471 shares underlying this option vest when the VWAP of a share of common stock of Origin equals or exceeds $25.00 for 10 consecutive trading days during the five year period following the closing of the Business Combination, subject to Mr. Bissell’s continued service at the date such milestone is achieved. 423,295 shares underlying this option vest when the VWAP of a share of common stock of Origin equals or exceeds $50.00 for 10 consecutive trading days during the five year period following the closing of the Business Combination, subject to Mr. Bissell’s continued service at the date such milestone is achieved.
(2)1/48th of the shares underlying this option vest monthly, subject to Mr. Riley’s continued service at each vesting date. The shares underlying this option are subject to single and double trigger acceleration. 25% of the total shares subject to this option vested upon the completion of the Business Combination and 1/36th of the remaining shares subject to this option shall vest each month on the same day of the month as the closing date of the Business Combination (and if there is no corresponding day, on the last day of the month), such that all of the shares subject to this option will have vested as of the third anniversary of the closing date of the Business Combination, subject to Mr. Riley’s continued service at each vesting date. If Mr. Riley is terminated for any reason other than cause (as defined in the 2020 Plan), then 12.5% of the total number of shares subject to this option shall immediately vest as of the date of such termination. If there is a change in control (which, as defined in the 2020 Plan, would include the consummation of the Business Combination) and if, during the period of time commencing forty-five (45) days prior to the consummation of such change in control and ending on the first anniversary of the consummation of such change in control, (i) Mr. Riley’s services in all capacities as a service provider of Origin are involuntarily terminated without cause, or (ii) Mr. Riley resigns his service in all capacities as a service provider of Origin for good reason (as defined in the 2020 Plan), and in either case other than as a result of death or disability, and provided such termination constitutes a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h), then, effective as of such separation,

100% of the then-unvested shares subject to this option as of such separation will become vested shares subject to this option.
(3)423,294 shares underlying this option vested upon the completion of the Business Combination. 211,647 shares underlying this option vest when the VWAP of a share of common stock of Origin equals or exceeds $15.00 for 10 consecutive trading days during the three year period following the closing of the Business Combination, subject to Mr. Riley’s continued service at the date such milestone is achieved. 317,471 shares underlying this option vest when the VWAP of a share of common stock of Origin equals or exceeds $25.00 for 10 consecutive trading days during the five year period following the closing of the Business Combination, subject to Mr. Riley’s continued service at the date such milestone is achieved.
(4)The shares underlying this option vested upon the completion of the Business Combination.
(5)Reflects the grant of restricted stock units that vest ratably over three years on 6/24/2022, 6/24/2023, 6/24/2024, respectively.
(6)Reflects the grant of performance-based restricted stock units with vesting to be evaluated by our Compensation Committee at various points between 2022 and 2027 based on certain construction and production milestones as well as certain revenue and EBITDA metrics associated with our Origin 1 and Origin 2 plants, respectively. If these milestones and metrics are achieved during the applicable performance period, as determined by our Compensation Committee, the eligible awards will become vested. Eligible awards are subject to a multiplier if multiple milestones and metrics are achieved during the applicable performance periods. This multiplier is capped at 3 and is subject to downward reduction by straight line interpolation for partial achievement of revenue and EBITDA metrics.
(7)Represents the total fair value of the NEOs’ restricted stock unit awards granted, calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation, please see Note 3 to the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021.
Employment Arrangements with Executive Officers
Each of our named executive officers is an at-will employee. Each named executive officer other than John Bissell and Stephen Galowitz is currently party to an offer letter setting forth their terms of employment as of the date of the offer letter, including title, salary and severance provisions (if any), as set forth below. Please see the section titled “Outstanding Equity Awards as of December 31, 2021” for additional information regarding the equity awards held by such named executive officers.
Rich Riley
In October 2020, Legacy Origin entered into an offer letter with Rich Riley, its Co-Chief Executive Officer. For 2020, Mr. Riley’s initial annual base salary was $58,240. In February 2021, Legacy Origin issued and sold convertible promissory notes with an aggregate principal amount of $10.0 million and an interest rate of 8% per annum (the “2021 Note Financing”). Pursuant to the terms of the employment agreement, upon the closing of the 2021 Note Financing, Mr. Riley became entitled to an annual base salary of $400,000 for 2021 and a one-time bonus in an amount equal to the difference between what Mr. Riley would have been paid from his start date through the closing date of the 2021 Note Financing had his annual base salary been $400,000 and what Mr. Riley had been paid over such period. During 2022, Mr. Riley will be entitled to receive an annual base salary of $400,000.
Joshua Lee
In January 2018, Legacy Origin entered into an offer letter with Joshua Lee, its General Counsel. During 2022, Mr. Lee will be entitled to receive an annual base salary of $210,000.
Executive Compensation
Our compensation committee oversees the compensation policies, plans and programs and review and determine compensation to be paid to executive officers, directors and other senior management, as appropriate. The compensation policies followed by us are intended to provide for compensation that is sufficient to attract, motivate and retain our executives and potential other individuals and to establish an appropriate relationship between executive compensation and the creation of stockholder value.

Pension Benefits
Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during 2020 or 2021.
Nonqualified Deferred Compensation
Our Origin’s named executive officers did not participate in, or earn any benefits under, any nonqualified deferred compensation plan sponsored by us during 2020 or 2021.
Prohibition of Speculative or Short-Term Transactions
Our Insider Trading Policy, adopted in June 2021, prohibits our employees, including our executive officers, and members of our Board of Directors and designated consultants from:
•trading in derivative securities related to our common stock;
•engaging in short selling of our common stock at any time;
•purchasing our common stock on margin or holding it in a margin account at any time; or
•engaging in short sales, transactions in put or call options, hedging transactions, margin accounts, pledges, or other inherently speculative transactions with respect to the our common stock at any time.
Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of March 31, 2022. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options (1) ($)		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	16,294,482	(1)(2)	$0.19	(3)	20,070,574
Equity compensation plans not approved by stockholders	—	(4)	—		—
Total	16,294,482		$0.19		20,070,574
______________________
(1)Includes the following plans: Origin Materials, Inc. 2021 Equity Incentive Plan (the “2021 Plan”), Origin Materials, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”), Micromidas, Inc. 2020 Equity Incentive Plan (the “2020 Plan”) and Micromidas, Inc. 2010 Stock Incentive Plan (the “2010 Plan”). For further detail on our equity compensation plans, please see Note 16 to our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021
(2)This number includes 990,545 shares subject to RSUs.
(3)The weighted average exercise price relates solely to outstanding stock option shares since shares subject to the RSUs have no exercise price.
(4)We do not have any non-stockholder approved equity compensation plans.
Health and Welfare Benefits
Our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We pay the premiums for the basic life, disability and accidental death and dismemberment insurance for all of our employees, including our named executive officers. We generally do not provide perquisites or personal benefits to our named executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of April 28, 2022 for:
•each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;
•each of our named executive officers;
•each of our directors and nominees for director; and
•all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of our capital stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 141,418,989 shares of our common stock outstanding as of April 28, 2022. The following table does not reflect record or beneficial ownership of any warrants to purchase common stock. In computing the number of shares of capital stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of our capital stock subject to options held by the person that are currently exercisable or exercisable within 60 days of April 28, 2022 and issuable upon the vesting of RSUs held by the person within 60 days of April 28, 2022. However, we did not deem such shares of our capital stock outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Origin Materials, Inc., 930 Riverside Parkway, Suite 10, West Sacramento, California 95605. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
Artius Acquisition Partners LLC(1)	18,112,500	12.80%
Lior Amram(2)	9,773,674	6.90%
BNP Paribas Asset Management UK Ltd.(14)	10,518,615	7.44%
Named Executive Officers and Directors:
John Bissell(3)	1,789,746	1.30%
Rich Riley(4)	2,383,888	1.70%
Stephen Galowitz(5)	1,417,256	1.00%
Joshua Lee(6)	105,823	*
Pia Heidenmark Cook	—	*
Benno O. Dorer(7)	16,530	*
Charles D. Drucker(1)(11)	30,229,167	21.40%
Kathleen B. Fish(8)	7,500	*
William Harvey(9)	158,734	*
Karen Richardson(10)	20,000	*
Boon Sim(1)(12)	29,539,167	20.90%
All executive officers and directors as a group (12 persons)(13)	36,526,273	25.20%
______________________
*Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.
(1)Artius Acquisition Partners LLC is the record holder of the shares reported herein. Mr. Sim and Mr. Drucker are the founding members of Artius Acquisition Partners LLC and together exercise voting and investment power with respect to the common stock held by Artius Acquisition Partners LLC. The shares beneficially owned by Artius Acquisition Partners LLC may also be deemed to be beneficially owned by Mr. Sim and Mr. Drucker.

(2)Consists of (i) 33,843 shares of common stock held directly by Mr. Amram; (ii) 9,549,858 shares of common stock held by Evergreen InvestCo I, LLC (“Evergreen InvestCo I”); (iii) 59,373 shares of common stock held by JLA Construction LLC 401k Plan (“JLA Construction”); and (iv) 130,000 shares of common stock held by Evergreen Acquisition I Corp (“Evergreen Acquisition”). Mr. Amram is the sole manager of each of Evergreen InvestCo I, Evergreen Acquisition and JLA Construction, and may be deemed to hold sole voting and dispositive power over the common stock shares held by these entities. With respect to the shares of common stock held by these entities, Mr. Amram disclaims beneficial ownership other than to the extent he may have a pecuniary interest therein, directly or indirectly. The principal business address for Mr. Amram is c/o Evergreen Capital, L.P. 551 Fifth Avenue, Suite 2100, New York, New York 10176.
(3)Consists of (i) 664,943 shares of common stock held directly by Mr. Bissell and (ii) 1,124,803 shares of common stock issuable to Mr. Bissell pursuant to options exercisable within 60 days of April 28, 2022.
(4)Consists of (i) 1,216,973 shares of common stock issuable to Mr. Riley pursuant to options exercisable within 60 days of April 28, 2022; (ii) 229,668 shares of common stock held by Riley Family Trust; (iii) 229,415 shares of common stock held by Riley Investment Trust I; and (iv) 707,832 shares of common stock held by Richard J. Riley Separate Property Trust. Mr. Riley is co-trustee of the Riley Family Trust and by virtue of his shared control over Riley Family Trust, may be deemed to beneficially own the shares of common stock held by Riley Family Trust. Mr. Riley is sole trustee of each of Riley Investment Trust I and Riley Separate Property Trust and may be deemed to hold sole voting and dispositive power over the common stock shares held by Riley Investment Trust I and Riley Separate Property Trust.
(5)Consists of (i) 391,157 shares of common stock held by Stephen and Jill Galowitz JTWROS, (ii) 391,157 shares of common stock held by The Galowitz Family 2021 Trust and (iii) 634,942 shares of common stock issuable to Mr. Galowitz pursuant to options exercisable within 60 days of April 28, 2022.
(6)Consists of 105,823 shares of common stock issuable to Mr. Lee pursuant to options exercisable within 60 days of April 28, 2022.
(7)Consists of 15,000 shares of common stock held by The Benno Dorer Revocable Trust and 1,530 shares of common stock held directly by Mr. Dorer.
(8)Consists of 7,500 shares of common stock held directly by Ms. Fish.
(9)Consists of 158,734 shares of common stock issuable to Mr. Harvey pursuant to options exercisable within 60 days of April 28, 2022.
(10)Consists of 20,000 shares of common stock held directly by Karen A. Richardson Trust dated January 11, 2007, as amended and restated.
(11)Includes 790,000 shares of common stock held directly by Mr. Drucker.
(12)Includes 100,000 shares of common stock held directly by Mr. Sim.
(13)Includes shares beneficially held by Mr. Whaley, in addition to the shares held by the named executive officers and directors.
(14)Based solely on information set forth in a Schedule 13G filed with the SEC on January 31, 2022 by BNP Paribas Asset Management UK Ltd. (“BNP Paribas”). Represents 10,518,615 shares of common stock, of which BNP Paribas has sole voting and dispositive power. The Schedule 13G filed by BNP Paribas provides information as of December 31, 2021 and, consequently, the beneficial ownership of BNP Paribas may have changed between December 31, 2021 and April 28, 2022. The mailing address of BNP Paribas is 5 Aldermanbury Square, London, EX2V 7BP, United Kingdom.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE
Other than compensation arrangements for our directors and executive officers, which are described under the section titled “Executive Compensation” of this Proxy Statement, below is a description of transactions since January 1, 2019 to which we were a party or will be a party, in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, executive officers or holders of more than 5% of any class of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.
Investor Rights Agreement
In connection with the closing of the Business Combination, we entered into the Investor Rights Agreement on June 25, 2021, pursuant to which the holders of Registrable Securities (as defined therein) became entitled to, among other things, customary registration rights, including demand, piggy-back and shelf registration rights. Pursuant to the Investor Rights Agreement, we agreed that, within 15 business days following the closing of the Business Combination, we would file with the SEC (at our sole cost and expense) a registration statement registering the resale of such Registrable Securities, and we would use our commercially reasonable efforts to have such registration statement declared effective by the SEC as soon as reasonably practicable after the filing thereof. The Investor Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act.
Lock-Up Agreements
In connection with the closing, certain of our stockholders, including the directors and, officers, agreed, subject to certain exceptions, not to, without the prior written consent of our board of directors, transfer (i) any shares of our common stock held by such parties immediately after the Merger, (ii) any securities convertible into or exercisable or exchangeable for our common stock, including the private placement warrants, held by such parties immediately after the Merger and (iii) any shares of our common stock issued upon conversion, exercise or exchange of any of the securities described in clause (ii). The lock-up period commenced upon the closing and continues through the earliest to occur of: (i) 365 days after the date of the closing; (ii) the first day after the date on which the closing price of the our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the date of the closing; or (iii) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their common stock for cash, securities or other property. The lock-up restrictions contain customary exceptions, including for estate planning transfers, affiliates transfers, and transfers upon death or by will. The holders of 35,765,099 shares of common stock are subject to a Lock-Up Agreement.
Artius Related Agreements
Private Placement Warrants
Simultaneously with the closing of the initial placement offering of Artius on July 16, 2020 (“Artius IPO”), Artius consummated a private placement of 11,326,667 private placement warrants, at a price of $1.50 per Private Placement Warrant to Artius Acquisition Partners LLC (the “Sponsor”), with the over-allotment option being exercised in full.
Each whole private placement warrant is exercisable for one whole share of our common stock at a price of $11.50 per share. A portion of the proceeds from the sale of the private placement warrants to the Sponsor was added to the proceeds from the Artius IPO held in a trust account.
Sponsor Letter Agreement
Concurrently with the execution of the Merger Agreement, Artius and the Sponsor entered into the Sponsor Letter Agreement, pursuant to which the Sponsor agreed, among other things, to (i) vote in favor of the Artius Stockholder Voting Matters (as defined in the Sponsor Letter Agreement), and (ii) pay any excess of Artius Transaction Expenses (as defined in the Merger Agreement) over the Artius Transaction Expense Cap (as defined in the Sponsor Letter Agreement).

In addition, pursuant to the Sponsor Letter Agreement, the Sponsor agreed to subject the 4.5 million shares of common stock held by Sponsor to vesting and forfeiture as follows: (A) one third of such shares will vest when VWAP (as defined in the Sponsor Letter Agreement) equals or exceeds $15.00 for ten consecutive trading days during the three year period following the closing, (B) one third of such shares will vest when VWAP equals or exceeds $20.00 for ten consecutive trading days during the four year period following the closing, and (C) one third of such shares will vest when VWAP equals or exceeds $25.00 for ten consecutive trading days during the five year period following the closing. Such shares (including any related dividends or distributions) that do not vest by the first business day following the applicable vesting period in the Sponsor Letter Agreement will be surrendered to us without any consideration. The vesting of the shares will be accelerated in the event of Origin completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their common stock for cash, securities or other property.
Subscription Agreements
On the closing date, certain purchasers (each, a “Subscriber”) purchased from Origin an aggregate of 20,000,000 shares of common stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $200.0 million, pursuant to separate subscription agreements dated February 16, 2021 (collectively, the “Subscription Agreements”). Pursuant to the Subscription Agreements, we agreed to provide the Subscribers with certain registration rights with respect to the PIPE Shares. Legacy Origin customers and investors Pepsi, Nestlé and Danone purchased 97,500, 100,000 and 100,000 shares of our common stock in the PIPE transaction.
On the closing date, certain purchasers (each, an “Additional Subscriber”), including affiliates, purchased from us an aggregate of 1,300,001 shares of Common Stock (the “Additional Subscription Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $13.0 million, pursuant to separate purchase agreements dated June 23, 2021 (collectively, the “Additional Subscription Agreements”). Pursuant to the Additional Subscription Agreements, we agreed to provide certain registration rights to the Additional Subscribers with respect to the Additional Subscription Shares. Charles Drucker, a member of our board of directors, and Evergreen Acquisition I Corp purchased 650,000 and 130,000 shares, respectively, pursuant to these Additional Subscription Agreements. Lior Amram, a former member of Legacy Origin’s board of directors and a holder of more than 5% of our common stock, is the sole manager of Evergreen Acquisition I Corp and may be deemed to hold sole voting and dispositive power over the shares of common stock held by Evergreen Acquisition I Corp.
Legacy Origin Transactions
2019 Convertible Note Financing
From November 2019 to February 2021, Legacy Origin issued and sold senior secured convertible notes with an aggregate principal amount of $5.0 million (the “2019 Notes”) pursuant to a note purchase agreement, which was amended in February 2020. The 2019 Notes, which were amended in May 2020, January 2021 and February 2021, accrued interest at a rate of 10.0% per annum. All principal and accrued interest thereupon converted into shares of Legacy Origin Common Stock immediately prior to the closing of the Business Combination. As of December 31, 2019, 2020 and 2021, $1.0 million, $3.4 million and $5.2 million of aggregate principal plus accrued interest was outstanding under the 2019 Notes, respectively.

The participants in the convertible note financing included entities affiliated with members of the Origin and Legacy Origin board of directors and an executive officer of Origin. The following table sets forth the aggregate principal amount of the 2019 Notes issued to such parties and the shares of our Common Stock issued in respect thereof upon the Closing of the Business Combination.

Noteholders	Aggregate Principal Amount of 2019 Notes	Shares of Our Common Stock
PM Operating, LTD(1)	$1,500,000	232,615
PepsiCo, Inc.(2)	524,109	85,103
OM Funding I, LLC(3)	400,000	61,957
JLA Asset Management LLC(3)	322,000	47,762
Riley Separate Property Trust(4)	250,000	38,763
Noteholders affiliated with Alexander Millar(5)	250,350	38,767
__________________
(1)Anne M. Smalling is the chief executive officer of PM Operating, LTD. Richard Smalling, a former member of Legacy Origin’s board of directors, is Ms. Smalling’s husband.
(2)Kevin O’Sullivan, a former member of Legacy Origin’s board of directors, is a senior vice president at Pepsi.
(3)Lior Amram, a former member of Legacy Origin’s board of directors and a holder of more than 5% of our common stock, is the manager of OM Funding I, LLC and managing member of JLA Asset Management LLC. All notes held by OM Funding I, LLC were converted into shares of Legacy Origin Common Stock and were distributed to its members prior to consummation of the Business Combination.
(4)Rich Riley, our Co-Chief Executive Officer and a member of our board of directors, is the trustee of the Riley Separate Property Trust.
(5)2019 Notes are held by (i) Alex & Kristin Millar, (ii) Buff Investment Limited Partnership, (iii) Buff, Amanda Trust Under Deed of Trust Dated January 11, 1997, (iv) Buff, Jonathan David Trust Under Deed of Trust Dated January 11, 1997 and (v) Buff, Jon Charles. Alexander Millar is a former member of Legacy Origin’s board of directors. Mr. Millar’s wife Kristin Millar, father-in-law Jon Charles Buff and sister-in-law Katharine Buff Leraris are co-owners of Buff Investments L.P. Mr. Millar’s father-in-law, Jon Charles Buff, is the settlor of “Buff, Amanda Trust Under Deed of Trust Dated January 11, 1997” and “Buff, Jonathan David Trust Under Deed of Trust Dated January 11, 1997.” Additionally, Mr. Millar’s sister-in-law Amanda Buff is the beneficiary of “Buff, Amanda Trust Under Deed of Trust Dated January 11, 1997,” and Mr. Millar’s brother-in-law Jonathan Buff is the beneficiary of “Buff, Jonathan David Trust Under Deed of Trust Dated January 11, 1997.”
2021 Convertible Note Financing
In February 2021, Legacy Origin issued and sold convertible promissory notes with an aggregate principal amount of $10.0 million and an interest rate of 8.0% per annum (the “2021 Notes”). All principal and accrued interest thereupon converted into shares of Legacy Origin Common Stock immediately prior to the closing of the Business Combination. As of March 31, 2021, the aggregate principal amount and interest of the 2021 Notes was $10.1 million.
The participants in the convertible note financing included entities affiliated with members of the Origin and Legacy Origin board of directors. The following table sets forth the aggregate principal amount of the 2021 Notes issued to such parties and the shares of our Common Stock issued upon the Closing of the Business Combination:

Noteholders	Aggregate Principal Amount of 2019 Notes	Shares of Our Common Stock
Noteholders affiliated with Gavin H. Wolfe(1)	$2,650,000	341,045
Snipes 2005 Trust(2)	2,000,000	257,395
Evergreen Capital, L.P.(3)	1,450,000	186,612
AMS DE LLC(3)	500,000	64,347
__________________

(1)2021 Notes are held by (i) Gavin H. Wolfe, a former member of Legacy Origin’s board of directors, and his spouse, and (ii) trusts established for the benefit of their immediate family members, of which Mr. Wolfe and his spouse are co-trustees.
(2)Jeff Snipes is the trustee of the Snipes 2005 Trust. Richard Smalling, a former member of Legacy Origin’s board of directors, is Mr. Snipe’s brother-in-law.
(3)Gavin H. Wolfe, a former member of Legacy Origin’s board of directors, and his spouse are co-trustees of a trust established for the benefit of their children that is a holder of equity interests in Evergreen Capital, L.P.
(4)Anne M. Smalling is the chief executive officer of AMS DE LLC. Richard Smalling, a former member of Legacy Origin’s board of directors, is Ms. Smalling’s husband.Anne M. Smalling is the chief executive officer of PM Operating, LTD. Richard Smalling, a former member of Legacy Origin’s board of directors, is Ms. Smalling’s husband.
Omnibus Warrant Amendment
In November 2019, Legacy Origin entered into an omnibus warrant amendment to extend the exercise period of certain warrants by 10 years, including warrants held by entities affiliated with (i) NewGen Plastics, LLC, which is affiliated with one of the holders of 5% of our capital stock, Lior (Lee) Amram and former Legacy Origin director Gavin H. Wolfe, (ii) Millar Midas Investment Holdings, LLC, which is affiliated with former Legacy Origin director Alexander C. Millar, (iii) AMS DE LLC and PM Operating, LTD, which are affiliated with former Legacy Origin director Richard Smalling, and (iv) Rich Riley, a director and Co-Chief Executive Officer of Origin.
Nestlé Promissory Note
In November 2016, Legacy Origin received a $5.0 million prepayment from Nestlé Waters Management & Technology (together with its affiliates, “Nestlé”) for product from Origin 1 manufacturing plant pursuant to that certain Amended and Restated Offtake Supply Agreement between Legacy Origin and Nestlé, dated as of May 23, 2019 (the “Nestlé Offtake Agreement”). The prepayment is to be credited against the purchase of products from Origin 1 manufacturing plant over the term of the Nestlé Offtake Agreement. The prepayment is secured by a promissory note (the “Nestlé Promissory Note”) to be repaid in cash in the event the prepayment cannot be credited against the purchase of product, for example, if Origin 1 manufacturing plant is never constructed. The Nestlé Promissory Note is collateralized substantially by the Origin 1 manufacturing plant and other assets of Origin Material Canada Pioneer Limited, one of our wholly-owned subsidiaries. If repaid in cash, the Nestlé Promissory Note bears an annual interest rate of the three-month London Interbank Offered Rate (LIBOR) plus 0.25% (0.44% at March 31, 2021) and matures five years from the commercial operation date of the Origin 1 manufacturing plant. As of March 31, 2022 and December 31, 2021, the total note principal outstanding was $5.1 million and $5.1 million plus accrued interest of $0.1 million and $0.1 million, respectively.
Danone Promissory Note
In November 2016, Legacy Origin received a $5.0 million prepayment from Danone Asia Pte Ltd. (together with its affiliates, “Danone”) for product from the Origin 1 manufacturing plant. The prepayment was secured by a promissory note (the “Danone Promissory Note”). In May 2019, Legacy Origin and Danone amended and restated the Danone Promissory Note. The amendment added accrued interest of $189,169 to the principal balance of the prepayment. The Danone Promissory Note bears interest at 3.50% per annum and is to be repaid in three installments of $2.2 million, $2.1 million, and $2.1 million (inclusive of accrued but unpaid interest) on December 20, 2024, December 19, 2025, and December 18, 2026, respectively. As of March 31, 2022 and December 31, 2021, the total debt outstanding was $5.2 million and $5.2 million. As of March 31, 2022 and December 31, 2021 accrued interest totaled $0.4 million and $0.3 million, respectively, and is included in other liabilities, long-term, on the consolidated balance sheets.
Indemnification Agreements
Our Certificate of Incorporation contains provisions limiting the liability of executive officers and directors, and the Bylaws provide that we will indemnify each of our executive officers and directors to the fullest extent permitted under Delaware law. The Certificate of Incorporation and the Bylaws also provide the board of directors with discretion to indemnify certain key employees when determined appropriate by our board.
We have entered into indemnification agreements with each of our directors and officers and certain other key employees. The indemnification agreements provide that we will indemnify each of our directors, executive officers, and other key employees against any and all expenses incurred by such director, executive officer, or other key employee because of his or her status as one of our directors, executive officers, or other key employees, to the fullest extent permitted by Delaware law, the Certificate of Incorporation and the Bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer, or key employee.
Policies and Procedures for Related Party Transactions
Our audit committee has the primary responsibility for reviewing and approving transactions with related persons. Our audit committee charter provides that our audit committee shall review and approve in advance any related person transactions. Our board of directors has adopted a formal written policy providing that officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related-party transaction with us without the prior consent of the audit committee, or other independent members of our board of directors in the event it is inappropriate for the audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to the audit committee for review, consideration, and approval. In approving or rejecting the proposed transactions, the audit committee will take into account all of the relevant facts and circumstances available.
All of the transactions described in this section prior to the consummation of the Business Combination were entered into prior to the adoption of this policy.
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the proxy statement, Annual Report on Form 10-K or Notice of Internet Availability of Proxy Materials, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a number of brokers with account holders who are our stockholders will be householding our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from us (if you are a stockholder of record) or from your broker (if you are a beneficial owner) that we or they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive separate proxy materials, including the Notice, or if you currently receive multiple copies and would like to request “householding” of your communications, please notify your broker or us. Direct your written request to us to the Origin Materials, Inc., Attention: Investor Relations, 930 Riverside Parkway, Suite 10, West Sacramento, California 95605 or by telephone at (916) 231-9329. In the event a stockholder that received multiple copies would like to receive only one copy for such stockholder’s household, such stockholder should contact their bank, broker, or other nominee record holder, or contact us at the above address or phone number.
OTHER MATTERS
Fiscal Year 2021 Annual Report and SEC Filings
Our financial statements for our year ended December 31, 2021 are included in our Annual Report on Form 10-K. This proxy statement and our annual report are posted on our website at www.originmaterials.com under “Investors” and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Origin Materials, Inc., Attention: Investor Relations, 930 Riverside Parkway, Suite 10, West Sacramento, California 95605.
*    *    *
The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

BY ORDER OF THE BOARD OF DIRECTORS

John Bissell	Rich Riley
Co-Chief Executive Officer	Co-Chief Executive Officer
West Sacramento, California	West Sacramento, California
May 18, 2022	May 18, 2022

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
Go To: **www.proxypush.com/ORGN**
- Vote online by June 26, 2022 at 11:59 pm ET
- **Have your Proxy Card ready**
- Follow the instructions to record your vote

PHONE Call **1-866-230-6295**
- Vote by phone by June 26, 2022 at 11:59 pm ET
- **Have your Proxy Card ready**
- Follow the recorded instructions

MAIL
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

You must register to attend the meeting online and/or participate at www.proxydocs.com/ORGN using the 12-digit control number provided with your Notice.

Origin Materials, Inc.

Annual Meeting of Stockholders

For stockholders of record as of April 28, 2022

TIME: Monday, June 27, 2022 11:00 AM, Eastern Time
PLACE: Annual meeting to be held live via the Internet
Please visit www.proxydocs.com/ORGN for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints John Bissell, Rich Riley, Nate Whaley, and Joshua Lee (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Origin Materials, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and the Annual Report on Form 10-K are available at www.proxydocs.com/ORGN.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Origin Materials, Inc.

Annual Meeting of Stockholders

Please make your marks like this: ☒ X

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

.

	PROPOSAL	YOUR VOTE				BOARD OF DIRECTORS RECOMMENDS
1.	Election of Directors					
		FOR	WITHHOLD			
	1.01 Pia Heidenmark Cook	☐	☐			**FOR**
	1.02 William Harvey	☐	☐			**FOR**
	1.03 Boon Sim	☐	☐			**FOR**
		FOR	AGAINST	ABSTAIN		
2.	Ratify the appointment of Grant Thornton LLP as our independent registered public accountant for fiscal year ending December 31, 2022.	☐	☐	☐		**FOR**
		1YR	2YR	3YR	ABSTAIN	
3.	Provide advisory approval of the frequency of future advisory stockholder votes on executive compensation.	☐	☐	☐	☐	**1 YEAR**

You must register to attend the meeting online and/or participate at www.proxydocs.com/ORGN

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) ______ Date ______ Signature (if held jointly) ______ Date ______